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                                                                    Exhibit 99.3

Press Release                                                Source: Dynegy Inc.

Dynegy Announces Work Force Reduction

HOUSTON--(BUSINESS WIRE)--Oct. 21, 2002--Dynegy Inc. (NYSE:DYN - News) today announced a work force reduction in connection with the company's previously announced restructuring initiative and exit from the marketing and trading business. The reduction affects approximately 780 employees, including approximately 600 employees in Houston. Dynegy employees are eligible for severance benefits based on credited length of service with the company. Professional career search assistance is available for the employees impacted by the staff cuts.

After the restructuring, Dynegy's global workforce will stand at approximately 4,600 employees. In Houston, this number will be approximately 775 employees, down from 1,380 employees. The reduction includes employees who will be in transition roles over the next several months as the company implements its restructuring plan and exits the marketing and trading business. The company will give severed and transitional employees the opportunity to apply for job opportunities created through attrition during the coming months.

Annual savings related to the reduction are expected to exceed $100 million.

"Our restructuring defines the strategic direction of this company," said Dan Dienstbier, Dynegy's chairman and interim chief executive officer. "Unfortunately, given today's market conditions, this company cannot support the same number of employees that we have in the past. Given the quality of our employees and the commitment they have demonstrated over the years, this was a difficult decision to make, but a necessary one as we prepare Dynegy for the future."

On October 16, Dynegy announced a new business structure characterized by a much leaner organization, an emphasis on more autonomous operating units and an exit from its marketing and trading business. Dynegy Generation and Dynegy Midstream Services, two of the company's operating units in the new structure, will continue to manage risk around their physical energy assets.

The work force reduction announced today largely impacts Dynegy's corporate infrastructure and its marketing and trading businesses in North America and Europe, with a lesser impact on the company's power generation, natural gas liquids, regulated energy delivery and communications businesses.

"The direction for our company and all of our employees is to focus on building a successful new organization while maintaining our customer relationships," Dienstbier added.

Employers interested in contacting impacted employees can call Dynegy's Career Assistance Center at 713/914-1600.

Dynegy Inc. owns operating divisions engaged in power generation, natural gas liquids, regulated energy delivery and communications. Through these business units, the company serves customers by delivering value-added solutions to meet their energy and communications needs.

Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those expected include changes in energy commodity prices; Dynegy's ability to successfully execute its strategy to exit the marketing and trading business and to operate its remaining assets and businesses with a reduced work force; operational factors affecting Dynegy's operating businesses; the cost of borrowing and other factors affecting Dynegy's financing activities, including its ability to execute its capital plan, and its credit ratings; the results of Dynegy's re-audit of its 1999-2001 financial statements, which could cause material changes to Dynegy's reported financial results for the applicable periods, to current expectations and estimates and to financial results for future periods; the demand for and pricing of services offered by Dynegy's telecommunications business and the effect of general market conditions in the telecommunications business; and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Dynegy's business, including litigation relating to the California power market and shareholder claims, as well as the ongoing regulatory investigations primarily relating to Project Alpha and trading practices. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy's SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.